Exhibit 10.2

SECOND AMENDMENT TO OFFICE LEASE
This SECOND AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of May 25, 2018, by and between KR MISSION BAY, LLC, a Delaware limited liability company ("Landlord"), and DROPBOX, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant are parties to the Office Lease dated October 6, 2017 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated May 18, 2018 (the "First Amendment"), whereby Tenant leases space (the "Premises") within that certain Project commonly known as "The Exchange" and more particularly described in the Lease (the "Project"). The Original Lease and First Amendment shall collectively be referred to herein as the "Lease".
B.    Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.
2.    Modification of Base Rent Abatement. Notwithstanding any provision to the contrary set forth in the Lease, as of the date of this Second Amendment, the first sentence of Section 3.2 of the Original Lease is hereby deleted and replaced with the following: "Provided that Tenant is not then in Default, and subject to the terms of this Section 3.2 below, then (i) during the last sixteen (16) full calendar months of the Lease Term with respect to the Phase I Premises, Tenant shall not be obligated to pay Base Rent otherwise attributable to the Phase I Premises during the applicable portion of the Base Rent Abatement Period (defined below) for a total amount not to exceed $32,425,917.22 (i.e., an amount based on fifteen (15) full calendar months of Base Rent due during months one (1) through fifteen (15) of the Lease Term and a portion of Base Rent due during month sixteen (16) of the Lease Term, (ii) during the last three (3) full calendar months of the Lease Term with respect to the Phase II Premises, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase II Premises during the applicable portion of the Base Rent Abatement Period, and (iii) during the last three (3) full calendar months of the Lease Term with respect to the Phase III Premises, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Phase III Premises during the applicable portion of the Base Rent Abatement Period (the sixteen (16) month, three (3) month, and three (3) month periods above are collectively, the "Base Rent Abatement Period"). The total amount of Base Rent abated pursuant to the preceding sentence is the "Base Rent Abatement Amount"."
3.    Modification of Improvement Allowance. Notwithstanding any provision to the contrary set forth in the Lease, as of the date of this Second Amendment, Landlord hereby grants Tenant an increase to the Improvement Allowance in the amount of One Million One Hundred Eighty-Five Thousand One Hundred Thirty-One and 40/100 Dollars ($1,185,131.40) (the "Additional Improvement Allowance"), which Additional Improvement Allowance shall be deemed part of the Improvement Allowance pursuant to the terms of the Work Letter, but may only be utilized for construction of Improvements pertaining to the Phase I Premises. Any portion of the Additional Improvement Allowance not utilized for Tenant Requested Changes shall continue to be available for construction of Improvements pertaining to the Phase I Premises.
4.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment, except for CBRE, Inc. (the "Broker"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent in connection herewith occurring by, through or under the indemnifying party, other than the Broker. The Broker shall be compensated by Landlord pursuant to the provisions of a separate written agreement between Landlord and the Broker. The terms of this Section 4 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
5.    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither (i) Tenant nor any of its officers, directors or managers, or (ii) to Tenant's knowledge, any of Tenant's affiliates, nor any of their respective members, partners, other equity holders (excluding any holders of any publicly traded stock or other equity interests of Tenant, if any), officers, directors or managers is, nor during the Lease Term will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons"). Tenant is not entering into this Second Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

6.    Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
7.    California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist ("CASp"). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."
8.    No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.
[signatures follow on next page]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD:

KR MISSION BAY, LLC,
a Delaware limited liability company

By:    Kilroy Realty, L.P.,
a Delaware limited partnership
Its:    Sole Member

By:    Kilroy Realty Corporation,
a Maryland corporation
Its:    General Partner

By:
Name:
Its:

By:
Name:
Its:

TENANT:

DROPBOX, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its: